Exhibit 99.1

Company Contact:	Investor Relations Contact:
Charlie Webster	Lippert/Heilshorn & Associates
Chief Financial Officer	Kirsten Chapman/Moriah Shilton
408-894-0700	415-433-3777
mshilton@lhai.com

TESSERA TECHNOLOGIES ANNOUNCES RESULTS OF ANNUAL MEETING OF STOCKHOLDERS

San Jose, Calif., May 18, 2007 – Tessera Technologies, Inc. (Nasdaq: TSRA), a leading provider of miniaturization technologies for the electronics industry, announced the voting results of its Annual Meeting of Stockholders held May 17, 2007 in Charlotte, North Carolina.

Tessera’s stockholders approved the elections of Robert J. Boehlke, John B. Goodrich, Al S. Joseph, Bruce M. McWilliams, David C. Nagel, Henry R. Nothhaft and Robert A. Young to the Board of Directors for terms ending upon the 2008 annual stockholders meeting.

The company’s stockholders also ratified the appointment of Pricewaterhouse Coopers LLP as independent auditors of the company for the fiscal year ending December 31, 2007.

Finally, the stockholders also approved the 2007 Performance Bonus Plan for Executive Officers and Key Employees.

About Tessera Technologies, Inc.

Tessera is a leading provider of miniaturization technologies for the electronics industry. Tessera provides a broad range of advanced packaging, interconnect, and consumer optics solutions which are widely adopted in high-growth markets including consumer, computing, communications, medical and defense electronics. Tessera’s customers include the world’s top semiconductor companies such as Intel, Samsung, Texas Instruments, Toshiba, Micron and Infineon. The company’s stock is traded on the Nasdaq National Market under the symbol TSRA. Tessera is headquartered in San Jose, California. www.tessera.com.

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